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                                                                   Exhibit 21.1


                     SUBSIDIARIES OF ROBBINS & MYERS, INC.

Robbins & Myers, Inc. has the following subsidiaries all of which (i) do business under the name under which they are organized and (ii) are included in the consolidated financial statements of the Company. The names of such subsidiaries are set forth below.


                                                                   Jurisdiction                   Percentage of
                                                                   in which Incorporated          Ownership
---------------------------------------------------------------------------------------------------------------
Chemineer, Asia, Ptd. Ltd.                                         Singapore                          75
Chemineer, Inc.                                                    Delaware                           100
Edlon, Inc.                                                        Delaware                           100
Glasteel Parts and Services, Inc.                                  Delaware                           100
GMM Pfaudler Limited                                               India                              51
Moyno, Inc.                                                        Delaware                           100
Pfaudler Equipamentos Industrias Ltda.                             Brazil                             100
Pfaudler, Inc.                                                     Delaware                           100
Pfaudler S.A. de C.V.                                              Mexico                             100
Pfaudler-Werke GmbH                                                Germany                            100
R&M Italia S.p.A.                                                  Italy                              100
Robbins & Myers Canada, Ltd.                                       Canada                             100
Robbins & Myers Energy Systems, Inc.                               Delaware                           100
Robbins & Myers GmbH                                               Germany                            100
Robbins & Myers Energy Systems L.P.                                Texas                              100
Robbins & Myers Holdings, Inc.                                     Delaware                           100
Robbins & Myers International Sales Co., Inc.                      U.S. Virgin Islands                100
Robbins & Myers, Limited                                           England                            100
Robbins & Myers de Mexico, S.A.                                    Mexico                             100
Chemineer de Mexico, S.A.                                          Mexico                             67
Moyno de Mexico, S.A.                                              Mexico                             51
Universal Glasteel Partnership                                     Delaware                           50
Robbins & Myers U.K. Limited                                       England                            100
Suzhou Pfaudler Co., Ltd.                                          China                              70